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                                                                    Exhibit 23.1


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-09393) of Segue Software, Inc. of our report dated February 5, 1998, except as to Note N which is as of February 7, 2000, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 27, 2000